As filed with the Securities and Exchange Commission on May 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Greetings Corporation

(Exact name of registrant as specified in its charter)

Ohio	36-0065325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One American Road
Cleveland, Ohio	44144
(Address of Principal Executive Offices)	(Zip Code)

American Greetings Corporation

Retirement Profit Sharing and Savings Plan

(Full title of plan)

Catherine M. Kilbane, Esq.

Senior Vice President, General Counsel and Secretary

One American Road, Cleveland, Ohio 44144

(Name and address of agent for service)

(216) 252-7300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Shares, $1 par value	5,000,000	$14.93(3)	$74,650,000	$8,554.89

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American Greetings Corporation Retirement Profit Sharing and Savings Plan (the “Plan”).
(2)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers additional Class A Common Shares that may be issued or become issuable under the terms of the Plan in order to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transaction.
(3)	Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on the New York Stock Exchange on April 26, 2012, which date is within 5 business days prior to the date of the filing of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents of American Greetings Corporation (the “Corporation” or the “Registrant”), previously filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

1.	The Corporation’s Annual Report on Form 10-K for the fiscal year ended February 29, 2012; and

2.	The description of the Corporation’s Class A common shares contained in the Corporation’s Registration Statement on Form 8-A (File No. 001-13859), filed on February 6, 1998, and all amendments and reports filed by the Corporation (or that the Corporation will file after the date of this Registration Statement and prior to the termination of this offering) for the purpose of updating that description, including without limitation, the Corporation’s Current Report on Form 8-K as filed on July 1, 2008.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

The American Greetings Corporation Retirement Profit Sharing and Savings Plan (the “Plan”) incorporates herein by reference the Annual Report on Form 11-K for the year ended December 31, 2010 for the Plan. All documents subsequently filed by the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in the Registration Statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

The Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions or proceedings, if the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless, and to the extent that, the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification provisions of the Ohio Code also provide that directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or the reckless disregard for the corporation’s best interests. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by such person in his or her capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Ohio Code.

Article IV of the Registrant’s Code of Regulations (“Code of Regulations”) provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law, as authorized by the Board of Directors of the Registrant. Article IV of the Code of Regulations also provides for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the Registrant, upon the receipt of an undertaking from such director or officer to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification. The Registrant maintains a directors’ and officers’ insurance policy which insures the directors and officers of the Registrant from claims arising out of an alleged wrongful act by such persons in their respective capacities as directors and officers of the Registrant, subject to certain exceptions. The Registrant may also enter into agreements with any persons whom it may indemnify under applicable law and the Code of Regulations to indemnify such persons to the maximum extent permitted by law and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Registrant would have the power under applicable law or the Code of Regulations to indemnify any such person.

Item 7. Exemption From Registration Claimed

Not Applicable.

Item 8. Exhibits

Exhibit 4.1	American Greetings Corporation Amended and Restated Retirement Profit Sharing and Savings Plan, effective January 1, 2011
This Exhibit is filed herewith.

Exhibit 4.2	Amendment 2011-1 to the American Greetings Retirement Profit Sharing and Savings Plan, dated December 20, 2011
This Exhibit is filed herewith.

Exhibit 4.3	Amended and Restated Articles of Incorporation (this Exhibit has been previously filed as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on July 1, 2008 and is incorporated herein by reference)

Exhibit 4.4	Amended and Restated Code of Regulations (this Exhibit has been previously filed as Exhibit 3.2 to the Corporation’s Current Report on Form 8-K filed with the Commission on July 1, 2008 and is incorporated herein by reference)

Exhibit 4.5	Form of share certificate for Class A Common Shares of the Registrant (the form of share certificate for Class A Common Shares has been previously filed as Exhibit 4(c) to the Corporation’s Registration Statement (File No. 33-39726) on Form S-3, filed with the Commission on May 6, 1991, and is incorporated herein by reference)

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 24	Power of Attorney

The Registrant undertakes to submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, as of May 1, 2012.

American Greetings Corporation

By:	/s/Catherine M. Kilbane
Catherine M. Kilbane
Senior Vice President, General Counsel and
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons as of May 1, 2012 in the capacities indicated.

/s/Morry Weiss	*
Morry Weiss, Chairman of the Board; Director	Michael J. Merriman, Jr., Director

/s/Zev Weiss	*
Zev Weiss, Chief Executive Officer (principal executive officer); Director	William E. MacDonald, III, Director

/s/Jeffrey Weiss	*
Jeffrey Weiss, President and Chief Operating Officer; Director	Charles A. Ratner, Director

*	*
Scott S. Cowen, Director	Jerry Sue Thornton, Director

*	/s/Stephen J. Smith
Jeffrey D. Dunn, Director	Stephen J. Smith, Senior Vice President and Chief Financial Officer (principal financial officer)

/s/Joseph B. Cipollone
Joseph B. Cipollone, Vice President and Chief Accounting Officer (principal accounting officer)

This Registration Statement has been signed on behalf of the above directors by Catherine M. Kilbane, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this Registration Statement.

May 1, 2012	By:	/s/Catherine M. Kilbane
Catherine M. Kilbane, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the American Greetings Corporation Retirement Profit Sharing and Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on May 1, 2012.

AMERICAN GREETINGS CORPORATION RETIREMENT PROFIT SHARING AND SAVINGS PLAN

By its Plan Administrator:

AMERICAN GREETINGS CORPORATION BENEFITS ADVISORY COMMITTEE

By:	/s/Kelley Korte

Name:	Kelley Korte

EXHIBIT LIST

Exhibit No.	Description

4.1	American Greetings Corporation Amended and Restated Retirement Profit Sharing and Savings Plan, effective January 1, 2011

This Exhibit is filed herewith.

4.2	Amendment 2011-1 to the American Greetings Retirement Profit Sharing and Savings Plan, dated December 20, 2011

This Exhibit is filed herewith.

4.3	Amended and Restated Articles of Incorporation

This Exhibit has been previously filed as Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on July 1, 2008 and is incorporated herein by reference.

4.4	Amended and Restated Code of Regulations

This Exhibit has been previously filed as Exhibit 3.2 to the Corporation’s Current Report on Form 8-K filed with the Commission on July 1, 2008 and is incorporated herein by reference.

4.5	Form of share certificate for Class A Common Shares of the Registrant

The form of share certificate for Class A Common Shares has been previously filed as Exhibit 4(c) to the Corporation’s Registration Statement (File No. 33-39726) on Form S-3, filed with the Commission on May 6, 1991, and is incorporated herein by reference.

23.1	Consent of Independent Registered Public Accounting Firm

This Exhibit is filed herewith.

24	Power of Attorney

This Exhibit is filed herewith.